Blue Sphere Corporation - 10-K

Exhibit 10.232

Appendix to LOAN AGREEMENT

Entered into Effective and signed in NYC on November 20, 2017

Between:	Global Smart cards Inc.

19528 Ventura Blvd.

Tarzana 91356

(the “Lender”)

Of the first part

And between:

1.	Blue Sphere Corporation No. C20110728-0183

301 McCullough Dr.

Charlotte, NC 28262

2.	Eastern Sphere Ltd. P.C. Number 514415702

of 35 Assuta St., Even Yehuda

By its Authorized Signatory:

Mr. Shlomo Palas

(Jointly and severally: the “Borrower”)

Of the Second Part

WHEREAS	Borrower 1 is an American company traded in the commercial trade OTC in New York;

AND WHEREAS	Borrower 2 is a subsidiary owned 100% by Borrower 1;

AND WHEREAS	The parties signed on 08/20/17 a Loan agreement of the sum of 200,000$.

AND WHEREAS	The Borrower requested the Lender for extension of the loan period.

AND WHEREAS	The Lender is willing to provide the extension in accordance with the Borrower’s undertakings and representations under the Loan agreement and subject to the terms and conditions of this Appendix and it’s schedules hereto;

THEREFORE, it is hereby represented, stipulated and agreed by the parties as follows:

1.	PREAMBLE AND INTERPRETATION

1.1	The preamble to this Agreement and the schedules hereto, constitute an integral part thereof.

1.2	This Agreement constitutes the full and entire understandings, covenants, representations and legal relationship between the parties and no offer, agreement, understanding, representation or guaranties conducted or provided prior to executing this Agreement from one party to another, in writing or orally, explicitly or implied, shall be valid unless as stated in this Agreement.

1.3	No modification, amendment or write-off to the terms of this Agreement pursuant to its execution, shall be valid unless made in writing and signed by the parties to this Agreement.

1.4	The headings contained in this Agreement are for reference only and shall not in any way be part of the Agreement or affect the interpretation of this Agreement.

1.5	The terms of the Loan agreement signed by the two parties will remain in effective unless been changed specifically in This appendix

2.	Extension of the Period of the loan

2.1	Upon Borrower request The Lender agree to extend the loan period for 2 more months or the 7 dates after the Borrower got paid by York fund or raised money (equity or debt) from 3th party but in any case not later than 02/20/18 (the “extended Loan Period” and the “Loan Repayment Date” respectively).

3.	THE payments for the extended period

3.1	The remaining unpaid Loan Principal shall carry a fixed interest rate at the monthly rate of 3.3% (in words: three point three percent) (the “Interest”) every 20th day of the month.

3.2	In addition the Borrower will pay to lender not later than date 02/20/2018 extra payment of 6,600$.

3.3	Not later than the day of repayment of the loan principal, the Borrower shall pay to the lender Exchange rate differences to 1$=3.63Nis of each installment made under the loan agreement and this appendix.

3.4	The Borrower may repay the Loan prior to the date specified however, in case of early payment the Borrower will gain pardon only for the monthly interest payments.

3.5	The Lender is represented for the purpose of this Agreement by Advocate Yuval Ganot.

The Borrower shall participate in the Lender’s expenses for preparing this Agreement, furnishing the Loan and other expenses in the sum of $1,000

3.6	The Borrower hereby agrees that in the event that any claim and/or legal proceedings with the Israeli execution be submitted against the Borrower and/or the guarantor due to a breach of this Agreement and/or in case of realizing the securities, the Lender may authorize Adv. Yuval Ganot and/or anyone on its behalf, to be the Lender’s authorized representative, empowering the above to collect the debt directly and personally as if the debt is in their credit.

In such case, it is agreed that payment to Adv. Yuval Ganot shall be considered as payment in favor of the Lender.

4.	MISCELLANEOUS

11.2	The Parties hereby submit any dispute associated with this Agreement to the sole jurisdiction of the courts in Tel Aviv.

11.6	Notices according to this Agreement shall be provided in writing and sent via registered mail, facsimile, electronic mail or sent by hand according to the addresses specified in the preamble to this Agreement or to any other address provided by the parties according to the provisions of this section. A notice sent by registered mail shall be deemed as duly received by the addressee within seven days from the date of dispatch to the post office, a notice delivered by hand by 17:00 of any business day, shall be deemed as duly received at the date of transmission, and if delivered after 17:00 of any business day, at the first business day following transmission, a notice delivered by facsimile or electronic mail- shall be deemed as duly received within one business day from the time of transmission via facsimile or electronic mail as confirmed by the device from which it was dispatched.

In witness whereof, the parties have hereunto set their hands on November 20, 2017

/s/ Shlomi Palas	/s/ Shlomi Palas	/s/ Global Smart cards inc.

Blue Sphere Corporation	Eastern Sphere Ltd.	The Lender

The Borrower